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                                                                    EXHIBIT 15.1


                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:


     We are aware that Union Texas Petroleum Holdings, Inc. has incorporated by reference our report dated April 26, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about May 24, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

PRICE WATERHOUSE

Houston, Texas
May 24, 1994